UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_________________________

FORM 8-K
_________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 5, 2010

TEXAS INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-4887	75-0832210
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1341 West Mockingbird Lane
Dallas, Texas	75247
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  (972) 647-6700

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

□   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As previously reported, on July 27, 2010, Texas Industries, Inc. (the “Company”) and the Company’s subsidiaries (the “Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Banc of America Securities LLC, Goldman, Sachs & Co., UBS Securities LLC, Wells Fargo Securities, LLC, Comerica Securities, Inc., SunTrust Robinson Humphrey, Inc., Capital One Southcoast, Inc. and U.S. Bancorp Investments, Inc. (the “Initial Purchasers”) in which the Company agreed to issue and sell $650,000,000 aggregate principal amount of the Company’s 9¼% Senior Notes due 2020 (the “Notes”) to the Initial Purchasers at a purchase price of 98.25% of the principal amount of the Notes.  The closing of the sale of the Notes occurred on August 10, 2010.

In connection with the sale of the Notes, the Company entered into the Registration Rights Agreement, dated August 10, 2010, among the Company, the Guarantors and the Initial Purchasers (the “Registration Rights Agreement”), which provides the holders of the Notes certain rights relating to the registration of the Notes under the Securities Act of 1933 (the “Securities Act”).  Pursuant to the Registration Rights Agreement, the Company agreed to conduct a registered exchange offer for the Notes or cause to become effective a shelf registration statement providing for the resale of the Notes. The Company is required to: (i) file an exchange offer registration statement (the “Registration Statement”) on or prior to 180 days after August 10, 2010, and (ii) use reasonable best efforts to cause such Registration Statement to become effective on or prior to 300 days after August 10, 2010.  If the exchange offer is not consummated within one year after August 10, 2010, or upon the occurrence of certain other contingencies, the Company will file a shelf registration statement to cover resales of the Notes by holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.  If the Company fails to comply with certain obligations under the Registration Rights Agreement, it will be required to pay liquidated damages in the form of additional cash interest to the holders of the Notes.  The Registration Rights Agreement is attached as Exhibit 4.2 hereto and incorporated herein by reference.

In addition, the Company entered into the indenture described in Item 2.03 below.  The information in Item 2.03 of this report is incorporated herein by reference.

Also as previously reported, on July 27, 2010, the Company commenced a cash tender offer (the “Offer”) for any and all of the $550,000,000 aggregate principal amount outstanding of its 7¼% Senior Notes due 2013 (the “Outstanding Notes”) and a solicitation of consents to amend the indenture governing the Outstanding Notes (the “Outstanding Notes Indenture”).

On August 5, 2010, the Company issued a press release announcing that it had received the requisite consents to amend the Outstanding Notes Indenture, and the Company and the Guarantors entered into the Third Supplemental Indenture, dated August 5, 2010, with Wells Fargo Bank, National Association, as Trustee.  The Third Supplemental Indenture eliminated or made less restrictive most restrictive covenants in the Outstanding Notes Indenture.  The amendments contained in the Third Supplemental Indenture became operative on August 10, 2010 when the Company accepted the tendered Outstanding Notes for payment.  Copies of the press release and the Third Supplemental Indenture are attached hereto as Exhibits 99.1 and 4.3, respectively, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, pursuant to the Purchase Agreement the Company sold $650,000,000 aggregate principal amount of the Notes on July 27, 2010. The Offering was conducted in accordance with the exemptions from the registration requirements of the Securities Act afforded by Rule 144(A) and Regulation S under the Securities Act.

The Notes were issued pursuant to an indenture entered into on August 10, 2010 (the “Indenture”) with U.S. Bank National Association, as Trustee (the “Trustee”). The terms of the Notes are governed by the Indenture, which contains affirmative and negative covenants that, among other things, limit the Company’s and the Guarantors’ ability to pay dividends on, or redeem or repurchase, stock, make certain investments, incur additional debt or sell preferred stock, create liens, restrict dividend payments or other payments from subsidiaries to the Company, engage in consolidations and mergers or sell or transfer assets, engage in sale and leaseback transactions, engage in transactions with affiliates, and sell stock in its subsidiaries. The indenture governing the Notes also contains customary events of default. Upon the occurrence of certain events of default, the Trustee or the holders of the Notes may declare all outstanding Notes to be due and payable immediately.

The Company will pay interest on the Notes on February 15 and August 15 of each year, beginning on February 15, 2011. The Notes will mature on August 15, 2020.

The Notes will be redeemable, in whole or in part, on or after August 15, 2015 at the redemption prices set forth in the Indenture.  The Company may redeem up to 35% of the Notes before August 15, 2013 with the net cash proceeds from certain equity offerings.  At any time before August 15, 2015, the Company may redeem the notes, in whole or in part, at a redemption price equal to 100% of their principal amount plus a make-whole premium, together with accrued and unpaid interest, if any, to the redemption date.  In addition, upon a change of control of the Company, holders of the Notes will have the right to require the Company to repurchase all or any part of their Notes for cash at a price equal to 101% of the aggregate principal amount of the Notes repurchased, plus any accrued and unpaid interest.

With certain limited exceptions, the Notes will be guaranteed by all of the Company’s existing and future domestic restricted subsidiaries on a senior basis.  The Notes and the guarantees will be the Company’s general, unsecured obligations and will rank equally in right of payment with the Company’s other unsecured unsubordinated indebtedness and will rank ahead of the Company’s subordinated debt.  The Notes will be effectively subordinate to all of the Company’s and the Guarantors’ secured debt to the extent of the assets securing such debt.

Copies of the Indenture and the form of the Notes with the Notation of Guarantee are attached as Exhibits 4.1 and 4.4, respectively, and incorporated herein by reference.

Item 8.01	Other Events

On August 10, 2010, the Company issued a press release announcing that as of 5:00 p.m., New York City time, on August 9, 2010, which was the deadline for holders to tender their Outstanding Notes in order to receive the total consideration (which includes the consent payment of $20 per $1,000 principal amount of Outstanding Notes) in connection with the Offer, tenders and consents had been received from holders of $536,546,000 in aggregate principal amount of the Outstanding Notes, representing approximately 97.6% of the Outstanding Notes.  From the net proceeds of the sale of the Notes, the Company paid an aggregate of $550,316,304 to tendering holders of Outstanding Notes in payment of the principal, accrued interest and consent payment due on the tendered Outstanding Notes.  A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

On August 10, 2010, the Company called for redemption on September 9, 2010 the $13,454,000 aggregate principal amount of Outstanding Notes that remain outstanding at a redemption price of 101.813% of the principal amount thereof, plus accrued and unpaid interest on the Outstanding Notes to, but not including, the redemption date.

Item 9.01	Financial Statements and Exhibits.

(c)           Exhibits.

4.1	Indenture, dated as of August 10, 2010, among the Company, the Guarantors and U.S. Bank National Association, as Trustee.
4.2	Registration Rights Agreement, dated as of August 10, 2010, among the Company and the Initial Purchasers.
4.3	Third Supplemental Indenture dated as of August 5, 2010 among the Company, the Guarantors and Wells Fargo Bank, National Association, as Trustee.
4.4	Form of the Company’s 9¼% Senior Note due 2020 and Notation of Guarantee.
99.1	Press Release dated August 5, 2010.
99.2	Press Release dated August 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Texas Industries, Inc.

By: /s/ Kenneth R. Allen
Kenneth R. Allen
Vice President, Finance  and Chief Financial Officer

Date:	August 11, 2010

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of August 10, 2010, among the Company, the Guarantors and U.S. Bank National Association, as Trustee.
4.2	Registration Rights Agreement, dated as of August 10, 2010, among the Company and the Initial Purchasers.
4.3	Third Supplemental Indenture dated as of August 5, 2010 among the Company, the Guarantors and Wells Fargo Bank, National Association, as Trustee.
4.4	Form of the Company’s 9¼% Senior Note due 2020 and Notation of Guarantee.
99.1	Press Release dated August 5, 2010.
99.2	Press Release dated August 10, 2010.